Exhibit 99.1

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2020

177 Bovet Rd, Suite 520

San Mateo, CA 94401

Phone 650-365-5341            Fax 650-364-3978

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2020

CONTENTS

Page No.

Independent Auditor’s Report	1 - 2

Balance Sheet	3

Notes to the Balance Sheet	4 - 17

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

Opinion

We have audited the balance sheet of Redwood Mortgage Corp., (the Company) as of December 31, 2020, and the related notes (the financial statement).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

San Francisco, California

June 30, 2021

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2020

Assets

2020
Cash, in banks	$1,165,694
Receivable from related party and related mortgage funds	16,029
Notes receivable from related parties	413,339
Advances for RMI X	420,734
Prepaids and other assets	125,684
Mortgage servicing rights, at fair value	1,001,000
Brokerage rights, mortgage loans, net	5,386,469
Investments in related mortgage funds	328,543
Office facilities, lease asset	933,945
Office equipment, net	49,002
Real estate owned (REO), net	951,448

Total assets	$10,791,887

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$45,470
Accrued payroll	205,088
Accrued repayment to RMI IX	16,814
Accrued liabilities, other	24,800
Office facilities, lease liability	1,004,597
PPP loan	529,900
Mortgage note payable	1,550,000
Loans (formation) from related mortgage funds, net	6,635,190
Deferred income taxes, net	278,225

Total liabilities	10,290,084

Commitments and contingencies (Note 7)

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Accumulated deficit	(52,349)

Total stockholders’ equity	501,803

Total liabilities and stockholders’ equity	$10,791,887

The accompanying notes are an integral part of this balance sheet.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC or the company) is owned by Michael R. Burwell (Burwell), and trusts of which Burwell is the principal beneficiary. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for its affiliated mortgage funds that were sponsored by and are externally managed by RMC. As the affiliated funds’ manager, RMC is solely responsible for managing the business and affairs of the funds, subject to the voting rights of the members or limited partners on specified matters. The manager acting alone has the power and authority to act for and bind the funds. RMC provides the personnel and services necessary for the funds’ business as the funds have no employees of its own. The mortgage loans the funds invest in are arranged and generally are serviced by RMC.

As of December 31, 2020, total assets under management by RMC in affiliated mortgage funds was approximately $170,514,000 which consisted of mortgage loans of approximately $156,969,000 and real estate owned (REO) of $8,805,000, with the balance in cash and other assets.

The RMC affiliated mortgage funds at December 31, 2020 are as follows.

Redwood Mortgage Investors VIII (RMI VIII), a California Limited Partnership.

•

RMC (the manager) and Burwell are the general partners (GPs). The rights, duties and powers of the general and limited partners of RMI VIII are governed by the Sixth Amended and Restated Limited Partnership Agreement of Redwood Mortgage Investors VIII a California Limited Partnership (Partnership Agreement), and Sections 15900 et seq. of the California Corporations Code.

Redwood Mortgage Investors IX (RMI IX), a Delaware Limited Liability Company.

•

RMC is the managing member. The rights, duties and powers of the members and the manager of RMI IX are governed by the Ninth Amended and Restated Limited Liability Operating Agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company (RMI IX Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

Redwood Mortgage Investors X (RMI X), a Delaware Limited Liability Company.

•

RMC is the managing member of this fund that commenced operations in the second half of 2020. The rights, duties and powers of the members and the manager of RMI X are governed by the Limited Liability Operating Agreement of Redwood Mortgage Investors X, LLC a Delaware Limited Liability Company (RMI X Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

The above entities were organized by RMC for the purpose of acquiring and investing in mortgage loans secured by California real estate. An investor in the related mortgage funds elects to receive periodic cash distributions of earnings or to have the earnings retained (for RMI VIII and RMI X) or reinvested (for RMI IX) in the investor’s capital account.

•	Publicly offered related mortgage funds

RMC has sponsored four publicly offered funds. In addition to RMI IX and RMI VIII, RMC has sponsored Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI). RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. The final distribution to the partners and the dissolution of the RMI VII and RMI VI partnerships were completed in 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

	Registration Effective	Registration Expired/Ended	Amount Offered	Amount Sold	Fund Status
RMI IX(1)	October 2009	May 2020	$140,000,000	$91,687,000	Ongoing
RMI VIII(2)	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	Dissolved (2016)
RMI VI	September 1987	September 1989	12,000,000	9,773,000	Dissolved (2016)

(1)

As of April 30, 2019, the offering of units to new members closed. An S-3 registration became effective in May 2019 to continue the Distribution Reinvestment Plan offered to members of record as of April 30, 2020. The S-3 expires on May 9, 2022, unless extended.

(2)

RMI VIII’s amount offered was comprised of six offerings. The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996. The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

RMC’s Board of Directors serves as the audit committee for RMI IX and RMI VIII.

•	Privately offered mortgage programs

RMC had sponsored six privately offered funds: Redwood Mortgage Investors V (RMI V), Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors III (RMI III), Redwood Mortgage Investors II (RMI II), Redwood Mortgage Investors (RMI) and Corporate Mortgage Investors (CMI). These offerings commenced between 1978 and 1986, and were dissolved between 2005 and 2016. All privately offered mortgage programs were California Limited Partnerships. RMC is also the sponsor of RMI X, a privately offered fund that commenced offerings in 2020. RMI X has an initial offering of $50,000,000 with $638,000 sold as of December 31, 2020.

•	COVID-19 and Liquidity

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Since that time, COVID-19 has spread throughout the United States, including in the California regions and markets in which RMC lends. In response, national, state, and local governments took, and are expected to continue to take, various actions to slow the spread of COVID-19. These actions substantially limited the operation of non-essential businesses and the activities of individuals throughout 2020 and into 2021 causing a significant adverse effect on the global, US, and California economies as well as disruption to the financial and real estate markets. Despite the recent re-openings of businesses in California and improvement in the economy in recent months, economic activity remains below its pre-pandemic level and unemployment remains elevated. The ultimate effect of COVID-19 on the California real estate markets and the broader economy is not known nor is the ultimate length of time California and other regions will be subject to the restrictions to curb the spread of COVID-19.

As of December 31, 2020, the loans serviced by RMC have not experienced a significant increase in the number of borrowers delaying payments compared to December 31, 2019. The requests for delay in payments or payment relief may not be indicative of requests in any future period. A worsening of future cash flows from borrower missed or delayed payments could result in the funds experiencing an increase in loans being designated non-accrual and an increase in payments in arrears and possibly foreclosures. However, as the company generally lends at loan to value ratios below 70% and there have generally been no significant declines in California real estate market prices, the funds have not increased its allowance for loan losses during the year ended December 31, 2020.

During the first half of 2020, as a result of the disruptions caused by the pandemic, the loans serviced by RMC experienced a manageable increase in delinquencies and requests for forbearance agreements from borrowers. Market conditions, regulatory restrictions on lender enforcement rights with respect to loans in default, delays in foreclosure proceedings, including moratoriums in some jurisdictions, and backlogs in the courts increased the timeline to resolve non-performing and /or maturing loans. The majority of borrowers continued to make monthly

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

payments and negotiated in good faith, resulting in extensions on terms consistent with the original loan terms. Delays in repayment of maturing loans and/or sales of properties acquired by foreclosure reduces the funds’ capital available for future loan originations and decreases the loan brokerage commission revenue earned by RMC.

The continued spread of COVID-19 or any other similar outbreaks in the future and the continued impact on social interaction, economies and financial markets may have significant adverse effects on (i) California real estate markets and thereby RMC’s business, financial condition and result of operations due to the possibility of some borrowers having a reduced capacity and/or commitment to make principal and interest payments (ii) a decrease in the volume of loans funded and (iii) a decline in the values of the California real properties that serve as collateral for the loans. Moreover, the Federal Reserve has taken action to lower the Federal Funds rate, which may lower the interest rate charged by banks and other competitors of the manager for real estate secured loans and which may reduce loan originations. All these factors may negatively impact the loan brokerage commissions earned by RMC. The extent of the impact of the COVID-19 pandemic on RMC’s capital, liquidity, and on the RMC’s business and prospects will depend on a number of evolving factors, including:

•

COVID-19 has not yet been contained and could continue to affect more households and businesses. The development and increasing distribution of vaccines for the virus appear to be having a positive impact on businesses and the economy; however, there is no way to predict when or if an economic recovery from the pandemic will occur and if such a recovery will be sustained over time.

•

Many governmental and nongovernmental authorities initially responded to COVID-19 by curtailing household and business activity as a containment measure while simultaneously deploying fiscal and monetary policy measures to partially mitigate the adverse effects on individual households and businesses. Although this response slowed the rate of spread of COVID-19 and supported economic stability, the potential exists for further resurgence to occur. Even with COVID-19 vaccinations having begun, national, California and local economies and real estate markets could suffer further disruptions that are lasting.

•	Continued disruptions in the workforce and economy may affect the ability of the borrowers to make loan payments or to otherwise perform in accordance with their loan terms.

•	Key personnel of the manager may become incapacitated by the COVID-19 virus adversely impacting the business.

•	The ability to enforce loan terms through foreclosure may be adversely affected by limitations or moratoriums on foreclosures enacted by state or local authorities to address the impacts of COVID-19.

•	Loans secured by rental properties may be adversely impacted by restrictions or moratoriums on evictions enacted by federal, state or local authorities to address the impacts of COVID-19.

Given the ongoing and dynamic nature of the circumstances, it is not possible to predict or estimate the future impact of the COVID-19 outbreak on the financial condition or results of operations and liquidity of RMC. While RMC has not incurred material disruptions to date, the rapid developments and fluidity of COVID-19 may cause RMC to adjust its lending parameters and the funds’ investment strategy. RMC is continuing to monitor this situation and will adjust its response in concert with federal, California and local health officials and governmental authorities to protect the health and safety of its employees and to respond to changes in the real estate markets that it serves.

During 2020, the “Coronavirus Aid, Relief, and Economic Security (CARES) Act” and the “Consolidated Appropriations Act (CAA) of 2020” were signed into law. The CARES Act includes various measures to provide relief to companies and the CAA extended some of the CARES Act programs along with adding new stimulus provisions. In March 2021, the American Rescue Plan Act of 2021 was also passed which further extended several CARES Act relief programs and other assistance.

In April 2020 RMC applied for and received in May 2020, funds under the Paycheck Protection Program (PPP) in the amount of $529,900. The loan matures in May 2022 and bears interest at one percent (1%) annually. First draw PPP loans made to eligible borrowers qualify for full loan forgiveness if during the 8- to 24-week covered period following loan disbursement: 1) employee and compensation levels are maintained; 2) the loan proceeds are spent on payroll costs and other eligible expenses; and 3) at least 60% of the proceeds are spent on payroll costs.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

The Paycheck Protection Program Flexibility Act of 2020 extended the deferral period for borrower payments of principal, interest, and fees on all PPP loans to the date that the SBA remits the borrower’s loan forgiveness amount to the lender (or, if the borrower does not apply for loan forgiveness, 10 months after the end of the borrower’s loan forgiveness covered period). As RMC had not applied for loan forgiveness as of December 31, 2020, the deferral period for borrower payments of principal and interest was extended until August 2021.

The application for these funds requires RMC to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of RMC. This certification further requires RMC to take into account its current business activity its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on RMC having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

RMC applied for forgiveness in April 2021 and on June 15, 2021, RMC was notified by letter from the lending bank that pursuant to RMC’s application for forgiveness of the $529,900 PPP loan, the Small Business Administration (SBA) had remitted payment in full and there is no amount owed on the loan. The SBA reserves the right to at any time re-review PPP loans, including eligibility for the PPP loan, the amount of the loan and the claimed loan forgiveness amount. If the SBA determines in the course of its review that a borrower lacked an adequate basis for the required certification concerning the necessity of the loan request or the subsequent use of loan proceeds, the SBA will seek repayment of the PPP loan, including interest and potential penalties. While RMC believes the loan was properly obtained and forgiven, there can be no assurance regarding the outcome of an SBA review.

In March 2021, RMC submitted a second draw PPP loan application and entered into a second draw PPP loan for the principal amount of $529,900. The loan matures in March 2026 and bears interest at one percent (1%) annually.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

The accompanying financial statement was prepared in conformity with accounting principles generally accepted in the United States of America.

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the related mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying financial statements do not include the activities, nor the balance, of these accounts. The investment in related mortgage funds are accounted for using the equity method.

•	Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, the fair value of brokerage rights, the fair value of mortgage servicing rights, the fair value of the related real estate collateral and real estate owned, if any, and the value of the right-of-use asset and lease liability. Actual results could differ significantly from these estimates.

•	Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

•

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that RMC has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•

Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

•

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect RMC’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include RMC’s own data.

RMC has no assets or liabilities recorded at fair value on a recurring basis other than the mortgage servicing rights which are recorded at fair value using Level 3 inputs. See Note 3 for a summary of significant assumptions used to estimate fair value and the components for the changes in fair value during 2020.

•	Cash in banks

At December 31, 2020, and regularly throughout the year, RMC cash balances in banks exceed federally insured limits of $250,000. The bank or banks in which funds are deposited are reviewed periodically for their general creditworthiness/investment grade credit rating.

•	Mortgage Servicing Rights

RMC records the mortgage servicing rights (or MSRs), representing the right to service loans for its related funds at the contractual fee in the applicable partnership or operating agreement. The fair value of the MSR is recorded based on an analysis of discounted cash flows that incorporates assumptions that market participants use to estimate fair value including (1) market servicing costs, (2) projected prepayment rates for loans, (3) default rates, (4) discount rates, and (5) contractual servicing fee income.

The estimate of the prepayment rate is the most significant estimate involved in the measurement process, particularly as a majority of the loans held by the related mortgage funds do not provide for prepayment penalties, and is based on management’s expectations of future prepayment rates—reflecting the historical prepayment rate of RMC originated loans. Actual prepayment rates differ from management’s projections based on a variety of economic factors, including prevailing interest rates, real estate market conditions, and the availability of alternative financing sources to borrowers.

•	Brokerage rights, mortgage loans, net and formation loans

RMC, as a result of provisions in the agreements with the related mortgage funds, has exclusive rights:

•	to act as the loan broker in arranging mortgage loans,

•	to act as servicing agent for all mortgages owned by the related mortgage funds and,

•	to be compensated by the related mortgage funds for a) loan brokerage commissions and b) mortgage service fees.

Loan brokerage commissions are paid to RMC by the borrowers when a loan is funded. The right to earn loan brokerage commissions is recorded as an asset and is referred to as brokerage rights, mortgage loans.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the related mortgage funds (for RMI IX and RMI VIII), plus unreimbursed organization and offering expenses (O & O expenses), if any, from any completed offering of units of member interests (for RMI IX and RMI X). RMC funded or advanced certain O & O expenses on behalf of RMI IX and RMI X, as was done for other related mortgage funds. RMI IX was obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units. RMI IX allocates O&O expenses to specific members over a period of 40 quarters. RMC is obligated to repay RMI IX for unallocated O&O expenses attributed to units redeemed prior to the 40 quarterly allocations. RMI X is obligated to reimburse RMC for O & O expenses up to an amount equal to 2.0% of gross offering proceeds from sales of member units. The RMI X offering period is ongoing until 2022, unless extended.

RMC estimates the expected remaining economic life of the limited partners’ capital and members’ capital annually to determine the amortization period and the method of amortization of its brokerage rights, mortgage loans. At December 31, 2020 the remaining expected economic life (or term of the related mortgage fund, whichever is shorter) of RMI VIII and RMI IX used for amortization of the brokerage rights, mortgage loans were 3 and 7 years, respectively. The brokerage rights, mortgage loans associated with RMI VIII are amortized on an accelerated method over the period loan brokerage commissions are expected to be earned by RMC. The brokerage rights, mortgage loans associated with RMI IX are amortized using the straight-line method to reflect the estimated periods during which loan brokerage commissions will be earned.

RMC financed payments of the commissions to broker-dealers during the offering period with advances from the particular related mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ partnership and operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually or more frequently whenever events or circumstances change, RMC reviews the estimated amounts of future loan originations and the balances of loans being and to be serviced to determine whether there are indicators of impairment to the carrying value of the brokerage-related rights. If there are indicators, the assessment of impairment is based on the estimated undiscounted future cash flows expected to be generated compared to the carrying value of the brokerage-related rights. If the undiscounted future cash flows are less than the carrying value, a write-down will be recorded, measured by the amount of the difference between the carrying value and the fair value of the brokerage-related rights.

•	Office facilities, lease asset and lease liabilities

RMC recognizes a right-of-use (ROU) asset and liability related to the company’s office space lease, which is classified as an operating lease under the lease accounting guidelines (ASC 842). The ROU asset represents RMC’s right to occupy the leased property for the term of the lease (October 2017-November 2023). The ROU asset was calculated using the present value of the initial lease liability and is amortized over the term of the lease. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception. The company reviews the lease asset for impairment whenever events or changes in circumstances indicate that the carrying value of the lease asset may not be recoverable. The company has elected the practical expedient not to separate its lease and non-lease components and has also elected the practical expedient related to short-term leases.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

•	Office equipment, net

Fixed assets are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

•	Real estate owned (REO), net

REO includes real estate acquired through foreclosure and is being operated as a rental property. REO is recorded at acquisition at the property’s estimated fair value, less costs to sell. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Depreciation on REO that is operated as a rental property is computed on a straight-line basis over the estimated useful life of 39 years.

•	Income taxes

RMC accounts for income taxes using an asset and liability approach. Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Unrecognized tax benefits require a more-likely-than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. RMC records a liability for the difference between the benefit recognized and measured and the tax position taken or expected to be taken on the tax return. To the extent that the assessment of such tax position changes, the change in estimate is recorded in the period in which the determination is made. RMC establishes reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due. RMC evaluated its current tax positions as of December 31, 2020 and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary.

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses. Burwell is also a general partner in RMI VIII and is entitled to one-third of one percent of the profits and losses. The general partners’ deficit in RMI VIII as of December 31, 2020 was approximately $655,000.

RMC as the managing member of RMI IX, is entitled to one percent of the profits.

RMC’s primary sources of revenue are from:

•	brokerage commissions on loan originations,

•	mortgage servicing fees,

•	asset management fees, and

•	reimbursement of qualifying expenses.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

•	Loan brokerage commissions

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans almost exclusively for the related mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed 4% of the total related mortgage fund’s assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the related mortgage funds. Loan brokerage commissions includes loan commissions, extension fees and other applicable fees.

•	Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the underlying property has been foreclosed by RMI IX.

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio from RMI VIII.

•	Asset management fees

RMC, as the managing member, earns a monthly asset management fee from RMI IX in an amount up to three-quarters of one percent (0.75%) annually of the portion of capital originally committed to investment in mortgages, not including leverage, and including up to two percent (2%) of working capital reserves. In June 2019, RMI IX began paying RMC asset management fees. For periods prior to June 2019, RMC, in its sole discretion, waived collection of all asset management fees.

RMC, as a general partner, earns monthly asset management fees up to 1/32 of 1% (3/8 of 1% annually) of the “net asset value” of RMI VIII. Asset management fees collected in 2020, net of waived totaled $800,565. RMC did not waive any asset management fees from RMI IX during 2020.

•	Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2020, all loan administrative fees chargeable by RMC to RMI IX were waived by RMC. Waived loan administrative fees totaled $518,474 during 2020.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

•	Mortgage servicing rights (MSR)

The changes in the fair value of the MSR recorded for the year ended December 31, 2020 are summarized in the following table.

	RMI VIII	RMI IX	RMI X	Total
January 1, 2020	$1,184,000	$153,000	$—	$1,337,000
Loans funded	96,000	119,000	1,000	216,000
Loan payments/payoffs	(148,000)	(79,000)	—	(227,000)
Loans sold to unaffiliated third parties	(37,000)	(14,000)	—	(51,000)
Loans sold to affiliates	(37,000)	(1,000)	—	(38,000)
Other	(248,000)	12,000	—	(236,000)

Changes, net	(374,000)	37,000	1,000	(336,000)

December 31, 2020	$810,000	$190,000	$1,000	$1,001,000

RMC estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The expected future cash flows of the loans were projected using contractual terms with appropriate adjustments for expected prepayments and loan extensions based on historical performance. The significant unobservable inputs used in the fair value measurements as of December 31, 2020 include a credit default rate of 0% and a discount rate of 9%. Servicing fees are based on contractual rates and servicing costs are based on market rates for similar loans.

- Reimbursement of expenses

Under agreement with the related mortgage funds, RMC may request reimbursement for certain operating expenses incurred on behalf of the funds. The costs incurred by the company in satisfying its performance obligations to the related mortgage funds are presented as operating expenses on the statement of operations. RMC waived costs reimbursements from RMI IX during 2020, totaled $452,293.

- Advances for RMI X

The advances are the organization and offering expenses (O&O expenses) reimbursable at 2% of gross proceeds from unit sales of membership interest of RMI X.

- Investments in the related mortgage funds

RMC’s investment in the related mortgage funds as of December 31, 2020 is presented in the following table.

	Total Investment	Net Assets	Percent of Net Assets
RMI VIII	$146,769	$78,353,000	0.19%
RMI IX	181,774	75,313,000	0.24%

Total	$328,543	$153,666,000

- Profit sharing plan

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis. Contributions of approximately $64,000 were accrued for at December 31, 2020 and will be paid in 2021.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

- Incentive plan

RMC has an annual incentive plan for its president based upon the loan brokerage commissions and extension fees and shall not be less than fifty percent (50%) of the president’s annual salary. The 50% minimum notwithstanding, the payment to be paid shall not exceed RMC’s federal taxable income, after consideration of allowable net operating loss carry forwards for any given year. There was no amount payable under the incentive plan for 2020.

- Receivable from related party and related mortgage funds

The receivable from a related party and related mortgage funds as of December 31, 2020 consisted of $16,029 due primarily from RMI VIII and RMI X. All amounts owed from the related mortgage funds were settled in 2021.

- Accrued repayment to RMI IX

Starting the first quarter of 2016, RMI IX started charging on a quarterly basis Organization and Offerings expense (O & O Expense) at an annual rate of 0.45% on investor’s non-DRIP units. If Investors redeem before December 31, 2026, RMC compensates RMI IX for the investor’s remaining accrued O & O expense. The accrued O & O expense is paid by RMC to RMI IX quarterly.

The accrued repayment to RMI IX as of December 31, 2020 is $16,814. All amounts accrued as of December 31, 2020 were paid to RMI IX in 2021.

- Notes receivable from related parties

As of December 31, 2020, RMC had notes receivable from two related parties.

In August 2019, three prior notes receivable, with a combined balance of $285,000, from the company’s president were consolidated and rewritten into two notes dated August 31, 2020 totaling $360,000, including an additional advance of $75,000. The notes have principal of $125,000 and $235,000 as of December 31, 2020 and maturity dates of August 2025 and 2028, respectively. Both notes provide for quarterly interest-only payments at an annual interest rate of 1.87%.

In January 2019, the note receivable with principal of $66,795 due from a company director, employee and brother of the president was amended and restated. At December 31, 2020 the principal was $51,972. The note has an annual interest rate of 2.63%, and a maturity date of December 31, 2024. The restated note provides for annual interest payments beginning in December 2019 and annual principal payments of $22,265 beginning December 2022.

Principal payments on notes receivable from related parties at December 31, 2020 are due as presented in the following table.

Year	Amount
2021	$—
2022	7,442
2023	22,265
2024	22,265
2025	125,000
Thereafter	235,000

Total principal due	411,972
Accrued interest due	1,367

Total balance due	$413,339

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

- Financial Support from RMC to RMI IX

Since commencement of operations in 2009, at its sole discretion, RMC has provided significant fee and cost-reimbursement waivers to RMI IX which increased the net income, cash available for distribution, and the net-distribution rate, by:

•	charging less than the maximum allowable fees;

•	not requesting reimbursement of qualifying costs attributable to RMI IX; and/or,

•	absorbing some (and in certain periods all) of RMI IX’s operations expense, such as professional fees.

Such fee and cost-reimbursement waivers and the absorption of RMI IX’s expenses by RMC were not made for the purpose of providing RMI IX with sufficient funds to satisfy any required level of distributions, as the operating agreement has no such required level of distributions, nor to meet withdrawal requests.

In April 2018, RMC ceased absorbing, and RMI IX began recording and paying, the operations expense for professional-service fees (primarily legal and audit/tax compliance) and costs invoiced to RMC but identifiable as RMI IX expenses (postage, printing etc.). In 2019, RMC arranged for RMI IX (and RMI VIII) to be invoiced directly for the fees from an independent service bureau for information technology relating to the recordkeeping and reporting for the accounts of individual investors and their corresponding member accounts. In prior years these fees were invoiced to RMC and then billed to RMI IX (and RMI VIII) through the cost-reimbursement. In June 2019, RMC began collecting from RMI IX the asset management fee of three quarters of one percent annually (0.75%) and in the third quarter of 2020, RMC began collecting, in part, the reimbursement of costs attributable to RMI IX.

NOTE 4 - BROKERAGE RIGHTS, MORTGAGE LOANS, NET

Brokerage rights, mortgages for the year ended December 31, 2020 are summarized in the following table.

	RMI VIII	RMI IX	Total
Balance, January 1, 2020	$879,003	$5,470,466	$6,349,469
Amortization	(279,000)	(684,000)	(963,000)

Balance, December 31, 2020	$600,003	$4,786,466	$5,386,469

RMC is obligated to repay RMI IX for any unallocated O&O expenses attributed to units redeemed. RMC estimated its future obligations to repay unallocated O&O expenses on scheduled redemptions at December 31, 2020, to be $18,384, which is included on the balance sheet as accrued repayment to a related mortgage fund.

Future estimated amortization expense on brokerage rights, mortgages as of December 31, 2020 is presented in the following table.

Year	RMI VIII	RMI IX	Total
2021	$204,000	$684,000	$888,000
2022	198,000	684,000	882,000
2023	198,003	684,000	882,003
2024	—	684,000	684,000
2025	—	684,000	684,000
Thereafter	—	1,366,466	1,366,466

	$600,003	$4,786,466	$5,386,469

NOTE 5 – FORMATION LOANS, NET

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates ranged from 3.25% to 7.75%.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

For RMI IX, RMC is repaying the formation loan such that the formation loan is paid in full on December 31, 2027, and prior to the end of the term of the company in 2028. Beginning December 31, 2020, RMC will make quarterly payments of principal, without interest, of approximately $124,000, less early withdrawal penalties until such time – in the opinion of RMC’s management - as the market uncertainties resulting from the COVID-19 pandemic are substantially resolved and loan brokerage commissions earned by RMC on new loan originations return to pre-pandemic levels. Annual payments of approximately $494,000 are expected to resume by December 2022.

For RMI VIII, RMC is repaying the formation loan such that the formation loan will be paid in full by 2026. Beginning December 31, 2020, RMC will make quarterly payments of principal, without interest, of $162,500, less early withdrawal penalties until such time – in the opinion of RMC’s management - as the market uncertainties resulting from the COVID-19 pandemic are substantially resolved and loan brokerage commissions earned by RMC on new loan originations return to pre-pandemic levels. Annual payments of $650,000 are expected to resume by December 2022.

The primary source of repayment of the formation loans are the loan brokerage commissions earned by RMC. The formation loan is forgiven if RMC is removed as the manager and is no longer receiving payments for services rendered.

Formation loan balances and transactions for the year ended December 31, 2020 are summarized in the following table.

	RMI VIII	RMI IX	Total
Balance, January 1, 2020	$4,292,434	$3,948,064	$8,240,498
Payments	(113,579)	(119,156)	(232,735)
Early withdrawal penalties applied	(195,684)	(16,889)	(212,573)

Balance, December 31, 2020	$3,983,171	$3,812,019	$7,795,190

Less imputed interest	(718,000)	(442,000)	(1,160,000)

Total loans (formation) from related mortgage funds	$3,265,171	$3,370,019	$6,635,190

Scheduled payments on the formation loans at December 31, 2020 are as presented in the following table.

Year	RMI VIII	RMI IX	Total
2021	$650,000	$494,000	$1,144,000
2022	650,000	494,000	1,144,000
2023	650,000	494,000	1,144,000
2024	650,000	494,000	1,144,000
2025	650,000	494,000	1,144,000
Thereafter	733,171	1,342,019	2,075,190

Total borrowings	3,983,171	3,812,019	7,795,190

Less imputed interest	(718,000)	(442,000)	(1,160,000)

Total loans (formation) from related mortgage funds, net	$3,265,171	$3,370,019	$6,635,190

NOTE 6 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTE PAYABLE

RMC owns a single-family residence located in San Mateo County. The residence is used as a short-term rental property. The cost of REO at December 31, 2020 was $1,169,806, and accumulated depreciation was $218,358.

At December 31, 2020, RMC had one mortgage note payable of $1,550,000 maturing in July 2022. The note bears interest at an annual rate of 6.75% and provides for monthly interest-only payments. The REO property is pledged as collateral against the note.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

NOTE 7 – OFFICE EQUIPMENT, NET AND OFFICE FACILITIES LEASE ASSET AND LIABILITY

Office equipment at December 31 are summarized in the following table.

2020
Office equipment	$129,620
Computer equipment	208,198
Computer software	69,611
Leasehold improvements	100,686

Total office equipment	508,115

Accumulated depreciation and amortization	(459,113)

Office equipment, net	$49,002

Beginning October 2017, RMC leased its office for 74 months and recorded a noncash right-of-use (ROU) asset and liability of $1,901,817 at the inception of the lease. At December 31, 2020, the ROU asset included on the balance sheet was, $933,945, with a corresponding lease liability of $1,004,597. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception.

The annual lease payment was approximately $312,000 in the first year, and increases approximately 3% in each subsequent year. As of December 31, 2020, there are 2.9 years remaining on the lease term. Maturities of the operating lease liability for office space as of December 31, 2020 are presented in the following table.

Year	Lease Liability
2021	$342,963
2022	353,117
2023	332,609

Total lease payments	1,028,689

Less imputed interest	(24,092)

Total lease liability	$1,004,597

RMC contracted with an independent service bureau for computer processing services for the related mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract had a five-year term which has expired, and the service and payments are continuing month to month.

NOTE 8 – INCOME TAXES

Significant components of the net deferred tax liability at December 31 are summarized in the following table.

2020
Fixed assets	$220
Brokerage-related rights, mortgages, net	(1,507,328)
Net operating loss carry forwards	1,129,171
Other	99,712

Net deferred tax liability	$(278,225)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2020 the company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2020

As a result of this analysis for the year ended December 31, 2020, the company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

At December 31, 2020, RMC has available net operating loss (“NOL”) carryforwards of $4,472,752 and $2,719,134 to offset future federal and California taxable income, respectively. The federal NOL will begin to expire in 2032, and the state NOL carryforwards will begin to expire in 2035.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and carryforwards before utilization.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2021, the date the balance sheet was available to be issued, and determined that there are no events that have occurred that require adjustments to the disclosures in the financial statements other than the second draw PPP loan of $529,900 in March 2021 and the forgiveness of the $529,900 first draw PPP loan in June 2021 as disclosed in Note 1.